THIRD SUPPLEMENTAL INDENTURE
6.000% Senior Notes Due 2043

    THIRD SUPPLEMENTAL INDENTURE, dated as of March 20, 2026, (this “Third Supplemental Indenture”), by and among Sekisui House U.S., Inc. (formerly known as M.D.C. Holdings, Inc.), a Delaware corporation (the “Company”), U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee (the “Trustee”), Holt Holdings OR, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“HHOR”), RDS Development, LLC, a California limited liability company and a wholly owned subsidiary of the Company (“RDS”), Chesmar Homes, LLC, a Texas limited liability company and a wholly owned subsidiary of the Company (“Chesmar”), Hubble Homes, LLC, an Idaho limited liability company and a wholly owned subsidiary of the Company (“Hubble”), SHAWOOD Communities, LLC, a California limited liability company and a wholly owned subsidiary of the Company (“SHAWOOD”), Woodside 05N, LP, a California limited partnership and a wholly owned subsidiary of the Company (“05N”), Woodside 05S, LP, a California limited partnership and a wholly owned subsidiary of the Company (“05S”), Woodside 06N, LP, a California limited partnership and a wholly owned subsidiary of the Company (“06N”), Woodside Homes of AZ, LLC, an Arizona limited liability company and a wholly owned subsidiary of the Company (“WHAZ”), Woodside Homes Sales AZ, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“WHSAZ”), Woodside Homes of Nevada, LLC, a Nevada limited liability company and a wholly owned subsidiary of the Company (“WHNV”), and Woodside Homes of Utah, LLC, a Utah limited liability company and a wholly owned subsidiary of the Company (“WHUT”), (HHOR, RDS, Chesmar, Hubble, SHAWOOD, 05N, 05S, 06N, WHAZ, WHSAZ, WHNV, and WHUT being referenced as the “Additional Guarantors”, and together with the Current Guarantors, as defined below, the “Guarantors”). Capitalized terms not defined herein shall have the meanings given to them in the Indenture (as defined below).

WITNESSETH:

    WHEREAS, the Company and the Trustee executed a Senior Debt Securities Indenture dated as of December 3, 2002 (the “Base Indenture”), to provide for the issuance of the Company’s Senior Debt Securities (the “Notes”);

    WHEREAS, the Company and the Trustee executed a Supplemental Indenture, dated as of January 10, 2013 (the “First Supplemental Indenture”) and a Second Supplemental Indenture dated as of June 23, 2021 (the “Second Supplemental Indenture” and together with the First Supplemental Indenture and the Base Indenture, the “Indenture”), among themselves and each of the following wholly owned Subsidiaries of the Company: M.D.C. Land LLC (formerly known as M.D.C. Land Corporation), a Colorado limited liability company; RAH of Florida, Inc., a Colorado corporation; Richmond American Construction, Inc., a Delaware corporation; Richmond American Construction NM, Inc., a Colorado corporation; Richmond American Homes of Arizona, Inc., a Delaware corporation; Richmond American Homes of Colorado, Inc., a Delaware corporation; Richmond American Homes of Florida, LP, a Colorado limited partnership; Richmond American Homes of Idaho, Inc. (formerly known as Richmond American Homes of Illinois, Inc.), a Colorado corporation; Richmond American Homes of Maryland, Inc., a Maryland corporation; Richmond American Homes of Nevada, Inc., a Colorado corporation; Richmond American Homes of New Mexico, Inc., a Colorado corporation; Sekisui House PNW, Inc. (formerly known as Richmond American Homes of Oregon, Inc. and Richmond American Homes of Delaware, Inc.), a Colorado corporation; Richmond American Homes of Pennsylvania, Inc., a Colorado corporation; Richmond American Homes of Tennessee, Inc. (formerly known as Richmond American Homes of New Jersey, Inc.), a Colorado corporation; Sekisui House Communities TX, Inc. (formerly known as Richmond American Homes of Texas, Inc.), a Colorado corporation; Sekisui House Utah, Inc. (formerly known as Richmond American Homes of Utah, Inc.), a Colorado corporation; Richmond American Homes of Virginia, Inc., a Virginia corporation; and Sekisui House Washington, Inc. (formerly known as Richmond American Homes of Washington, Inc.), a Colorado corporation (the foregoing Subsidiaries of the Company being referenced as the “Current Guarantors”);

    WHEREAS, the Additional Guarantors wish to guarantee the obligations of the Company under the Notes on the same terms that the Current Guarantors have guaranteed the obligations of the Company under the Notes;

    WHEREAS, the Company has requested that the Trustee execute and deliver this Third Supplemental Indenture pursuant to Section 9.01 of the Base Indenture; and

    WHEREAS, all requirements necessary to make this Third Supplemental Indenture a valid instrument in accordance with its terms have been performed and the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects by the Company and the Additional Guarantors.

    NOW, THEREFORE, the Company and the Additional Guarantors covenant and agree with the Trustee as follows:

ARTICLE I

GUARANTEE OF NOTES AND RELATED PROVISIONS

    SECTION 1.01. Unconditional Guarantee. The Additional Guarantors shall execute and deliver to the Trustee the following Guarantee, and shall be jointly and severally liable with any other Guarantor for their obligations under such Guarantee.

(FORM OF GUARANTEE)

    The undersigned (the “Guarantors”) have fully and unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Six of the Supplemental Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

    No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

    Each holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Supplemental Indenture.

    The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Supplemental Indenture by the manual signature of one of its authorized officers.

    SECTION 1.02. Execution of Guarantee. To evidence the Guarantee specified in Section 1.01, the Additional Guarantors hereby agree to execute the Guarantee in substantially the form set forth above, and to deliver such Guarantee to the Trustee, which shall deliver such Guarantee to each Holder as an endorsement to the Notes held by such Holder, or alternatively hold such Guarantee on behalf of each such Holder.

ARTICLE II

MISCELLANEOUS

    SECTION 2.01. Confirmation of Indenture. The Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this Third Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

    SECTION 2.02. Concerning the Trustee. The rights and duties of the Trustee set forth in the Indenture shall not be modified by reason of this Third Supplemental Indenture.

    SECTION 2.03. Governing Law. This Third Supplemental Indenture, the Indenture, the Notes, and the Guarantee shall be governed by the laws of the State of New York.

    SECTION 2.04. Separability. In case any one or more of the provisions contained in this Third Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture, but this Third Supplemental Indenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

    SECTION 2.05. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

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    IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

SEKISUI HOUSE U.S., INC. (formerly known as M.D.C. HOLDINGS, INC.)

By:_______________________________
Name: Clare E. Wilson
Title: Vice President and Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:_______________________________
Name:_____________________________
Title:______________________________

HOLT HOLDINGS OR, LLC

By:_______________________________
Name: Clare E. Wilson
Title: Vice President and Treasurer

RDS DEVELOPMENT, LLC

By:_______________________________
Name: Clare E. Wilson
Title: Vice President and Treasurer

CHESMAR HOMES, LLC

By:_______________________________
Name: Clare E. Wilson
Title: Vice President and Treasurer

HUBBLE HOMES, LLC

By:_______________________________
Name: Clare E. Wilson
Title: Vice President and Treasurer

SHAWOOD COMMUNITIES, LLC

By:_______________________________
Name: Clare E. Wilson
Title: Vice President and Treasurer

WOODSIDE 05N, LP

By:_______________________________
Name: Clare E. Wilson
Title: Vice President and Treasurer

WOODSIDE 05S, LP

By:_______________________________
Name: Clare E. Wilson
Title: Vice President and Treasurer

WOODSIDE 06N, LP

By:_______________________________
Name: Clare E. Wilson
Title: Vice President and Treasurer

WOODSIDE HOMES OF AZ, LLC

By:_______________________________
Name: Clare E. Wilson
Title: Vice President and Treasurer

WOODSIDE HOMES SALES AZ, LLC

By:_______________________________
Name: Clare E. Wilson
Title: Vice President and Treasurer

WOODSIDE HOMES OF NEVADA, LLC

By:_______________________________
Name: Clare E. Wilson
Title: Vice President and Treasurer

WOODSIDE HOMES OF UTAH, LLC

By:_______________________________
Name: Clare E. Wilson
Title: Vice President and Treasurer